Exhibit 11 under Form N-1A
                                              Exhibit 23 under Item 601/Reg. S-K


                               ARTHUR ANDERSEN LLP








                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


    As independent public accountants, we hereby consent to the use in Post-Effective Amendment No. 13 to Form N-1A Registration Statement of Newpoint Funds, of our report dated January 7, 1998, on the financial statements as of November 30, 1997, of Newpoint Government Money Market Fund and Newpoint Equity Fund (the two portfolios comprising Newpoint Funds), included in or made a part of this registration statement.



                                                By: /s/ ARTHUR ANDERSEN LLP
                                                ARTHUR ANDERSEN LLP


Pittsburgh, Pennsylvania,
January 21, 1998